Exhibit 32.2

                    Certification of Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
        (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                              United States Code)


Pursuant to section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation ("Sharper Image"), does hereby certify that:

     a) The Quarterly Report on Form 10-Q for the period ended April 30, 2004 (the "Form 10-Q") of Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     b) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of Sharper Image.


By:  /s/ Jeffrey P. Forgan
     -----------------------------------------------------
     Jeffrey P. Forgan
     Executive Vice President and Chief Financial Officer
     June 9, 2004